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Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the use of our report dated November 19, 1997, with respect to the combined financial statements of the Equipe Combined Companies incorporated by reference in the Annual Report (Form10-K) of PRI Automation, Inc. filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP
                                                      ERNST & YOUNG LLP





San Jose, California
December 16, 1998